Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AIR Global PLC of our report dated March 27, 2026 relating to the financial statements of AIR Limited, which appears in AIR Global PLC’s Registration Statement on Form F-1 (File No. 333-298609).

/s/ PricewaterhouseCoopers Limited Partnership Dubai Branch Dubai, United Arab Emirates

November 6, 2026